                                                                  EXECUTION COPY

                                    INDENTURE

                                     BETWEEN

                             JAMES RIVER GROUP, INC.

                                       AND

                            WILMINGTON TRUST COMPANY

                                   AS TRUSTEE

                            DATED AS OF MAY 26, 2004

              FLOATING RATE JUNIOR SUBORDINATED DEBENTURES DUE 2034

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01    Definitions..........................................................1

                                   ARTICLE II
                                   SECURITIES

                                   ARTICLE III
                       PARTICULAR COVENANTS OF THE COMPANY

                                   ARTICLE IV
        SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

                                    ARTICLE V
         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 5.01    Events of Default...................................................23

                                        i

SECTION 5.07    Direction of Proceedings and Waiver of Defaults by Majority of

                                   ARTICLE VI
                             CONCERNING THE TRUSTEE

SECTION 6.04    Trustee, Authenticating Agent, Paying Agents, Transfer Agents or

                                   ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

                                  ARTICLE VIII
                            SECURITYHOLDERS' MEETINGS

                                       ii

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

SECTION 9.04    Evidence of Compliance of Supplemental Indenture to be Furnished
                Trustee.............................................................44

                                    ARTICLE X
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

                                   ARTICLE XI
                     SATISFACTION AND DISCHARGE OF INDENTURE

                                   ARTICLE XII
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 12.01   Indenture and Securities Solely Entity Obligations..................47

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

                                   ARTICLE XIV
                            REDEMPTION OF SECURITIES

                                       iii

                                   ARTICLE XV
                           SUBORDINATION OF SECURITIES

Exhibit A Form of Security

                                       iv

     THIS INDENTURE, dated as of May 26, 2004, between James River Group, Inc., a Delaware corporation (hereinafter sometimes called the "Company"), and
Wilmington Trust Company, a Delaware banking corporation, as trustee
(hereinafter sometimes called the "Trustee").

                                   WITNESSETH:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Floating Rate Junior Subordinated Debentures due 2034 (the
"Securities") in the aggregate principal amount of $7,217,000 and, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution, delivery and performance of this Indenture; and

     WHEREAS, all acts and things necessary to make this Indenture a valid and legally binding agreement according to its terms, have been done and performed;

     NOW, THEREFORE, This Indenture Witnesseth:

     In consideration of the premises, and the purchase of the Securities by the
Securityholders (as defined below) thereof, the Company covenants and agrees with the Trustee for the benefit of the respective Securityholders from time to time, as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01 Definitions.

     The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All accounting terms used but not expressly defined herein shall have the meanings assigned to such terms in accordance with accounting principles generally accepted in the United States and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular
Article, Section or other subdivision. Any reference to the singular includes the plural and vice versa (unless the context otherwise requires).

     "Additional Interest" has the meaning specified in Section 2.11(c).

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote, 10% or more of the outstanding Voting Securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding Voting
Securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the

                                        1

specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Authenticating Agent" shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.13.

     "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar Federal or
State law for the relief of debtors.

     "Board of Directors" shall mean the Board of Directors of the Company or any other duly authorized committee thereof.

     "Board Resolution" shall mean a copy of a resolution certified by the
Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in The City of New York or
Wilmington, Delaware are authorized or obligated by law, executive order or regulation to close.

     "Calculation Agent" means the Trustee.

     "Certificate of Authentication" shall mean the certificate issued by the
Trustee or the Authenticating Agent authenticating a Security issued under the
Indenture.

     "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" shall mean undivided beneficial interests in the assets of the Trust which rank pari passu with Preferred Securities issued by the
Trust; provided, however, that upon the occurrence of an Event of Default, the rights of registered holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of registered holders of Preferred Securities.

     "Company" shall mean James River Group, Inc., a Delaware corporation, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

     "Compound Interest" has the meaning set forth in Section 2.11(a).

     "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Declaration", with respect to the Trust, shall mean the Amended and
Restated Declaration of Trust of the Trust, the Company, Wilmington Trust
Company, as Institutional Trustee and Delaware Trustee, and the other trustees named therein, as it may be amended or supplemented from time to time.

                                        2

     "Default" means any event, act or condition that, with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulted Interest" shall have the meaning given to such term in Section
2.05.

     "Deferral Period" has the meaning set forth in Section 2.12(a).

     "Deferred Interest" has the meaning set forth in Section 2.12(a).

     "Determination Date" means two London Banking Days next preceding the applicable Interest Payment Date.

     "Event of Default" shall mean any event, act or condition specified in
Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "ICONS" shall mean ICONS I, Ltd., a limited liability company formed pursuant to the laws of the Cayman Islands.

     "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, or both.

     "Institutional Trustee" has the meaning set forth in the Declaration.

     "Interest Payment Date" has the meaning set forth in Section 2.11(a).

     "Interest Payment Period" means the period from and including an Interest
Payment Date, or in the case of the first Interest Payment Period, the original date of issuance of the Securities, to, but excluding the next succeeding
Interest Payment Date or, in the case of the last Interest Payment Period, the
Stated Maturity or date of redemption.

     "Interest Rate" shall mean, with respect to any Interest Payment Period, a per annum rate of interest equal to LIBOR, as determined on the Determination
Date for such Interest Payment Period, plus 4.00% (provided, that the Interest
Rate for any Interest Payment Period prior to the Interest Payment Period commencing on the Interest Payment Date in May, 2009 may not exceed 12.50% per annum and provided, further, that the Interest Rate for any Interest Payment
Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability).

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Investment Company Event" shall mean that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in such matters, who shall not be an officer or employee of the Company or any of its Affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced

                                        3

prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an
"investment company" that is required to be registered under the Investment
Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

     "LIBOR" means, with respect to an Interest Payment Period commencing on an
Interest Payment Date (in the following order of priority):

     (a) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate page 3750 as of 11:00
a.m. (London time) on the Determination Date;

     (b) if such rate does not appear on Telerate page 3750 as of 11:00 a.m.
(London time) on the Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market as selected by the Calculation Agent to provide such banks' offered quotations
(expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m.
(London time) on such Determination Date, and if at least two quotations are provided, LIBOR will be the arithmetic mean of such quotations;

     (c) if fewer than two such quotations are provided as requested in clause
(b) above, the Calculation Agent will request four major New York City banks selected by the Calculation Agent to provide such banks' offered quotations
(expressed as percentages per annum) to leading European banks for loans in
Eurodollars as of 11:00 a.m. (New York City time) on such Determination Date, and if at least two quotations are provided, LIBOR will be the arithmetic mean of such quotations, and

     (d) if fewer than two such quotations are provided as requested in clause
(c) above, LIBOR will be LIBOR as in effect during the preceding Interest
Payment Period.

     "London Banking Day" means any day, other than a Saturday or Sunday, on which banks are open for business (including dealings in deposits in U.S.
dollars) in London.

     "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board (if an executive officer), the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller,
the Secretary or an Assistant Secretary of the Company and delivered to the
Trustee. Each such certificate shall include the statements provided for in
Section 13.07 if and to the extent provided by the provisions of such Section.

     "Opinion of Counsel" shall mean an opinion signed by legal counsel experienced in the matters as to which such opinion is being delivered, who may be an employee of or counsel to the Company, or may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.07 if and to the extent required by the provisions of such Section.

                                        4

     The term "outstanding" (except as otherwise provided in Section 7.01), when used with reference to Securities, shall, subject to the provisions of Section
7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

     (a) Securities theretofore cancelled by the Trustee or the Authenticating
Agent or delivered to the Trustee for cancellation;

     (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the
Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if such Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given in accordance with Article XIV or provision satisfactory to the
Trustee shall have been made for giving such notice; and

     (c) Securities paid pursuant to Section 2.08 or Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the
Company and the Trustee is presented that any such Securities are held by bona fide holders in due course.

     "Paying Agent" has the meaning set forth in Section 3.04.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Security means every previous
Security evidencing all or a portion of the same debt and as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "Preferred Securities" shall mean undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the
Trust, whether or not designated for the purposes of identification as preferred securities or capital securities; provided, however, that upon the occurrence of an Event of Default, the rights of registered holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of registered holders of Preferred
Securities.

     "Preferred Securities Guarantee" shall mean any guarantee agreement that the Company may enter into with Wilmington Trust Company or any other trustee for the benefit of registered holders of the Preferred Securities of the Trust.

     "Principal Office of the Trustee", or other similar term, shall mean the principal office of the Trustee at which, at any particular time, its corporate trust business is administered.

     "Regular Trustees" shall have the meaning set forth in the Declaration.

                                        5

     "Resale Restriction Termination Date" means, with respect to any Security, the date which is the later of (i) two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of (y) the date of original issuance of such Security and (z) the last date on which the
Company or any Affiliate (as defined in Rule 405 under the Securities Act) of the Company was the holder of such Security (or any predecessor thereto) and
(ii) such later date, if any, as may be required by any subsequent change in applicable law.

     "Responsible Officer" means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any financial services officer or other officer or agent of the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers or agents and also means, with respect to a particular corporate trust matter, any other officer or agent to whom such matter is referred because of that officer's or agent's knowledge of and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security" or "Securities" shall have the meaning stated in the first recital of this Indenture and, more particularly, means the debt security or securities, as the case may be, authenticated and delivered under this
Indenture.

     "Security Register" shall have the meaning given to such term in Section
2.07.

     "Securityholder", "Holder of Securities", or other similar terms, shall mean any person in whose name at the time a Security is registered in the
Security Register.

     "Senior Indebtedness" shall mean, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (x) indebtedness of the
Company for money borrowed and (y) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company,
(ii) all capital lease obligations of the Company, (iii) all obligations of the
Company issued or assumed as the deferred purchase price of property (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement or any Swap Agreement and (v) all obligations of the type referred to in clauses (i) through (iv)
above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding that such obligations are pari passu or junior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include
(A) any debt securities issued to any trust other than the Trust (or a trustee of such trust) that is a financing vehicle of the Company (a "financing entity"), in connection with the issuance by such financing entity of equity or other securities in transactions substantially similar in structure to the transactions contemplated hereunder and in the Declaration or (B) any guarantees of the Company in respect of the equity or other securities of any financing entity referred to in clause (A) above.

                                        6

     "Special Event" means either a Tax Event or an Investment Company Event.

     "Stated Maturity" means the date on which the Securities mature and on which the principal shall be due and payable, together with all accrued and unpaid interest, including Compound Interest and Additional Interest, if any, thereon, which date shall be May 15, 2034, unless accelerated to an earlier date as provided in Article XIV.

     "Subsidiary" shall mean with respect to any Person, (i) any corporation a majority of the outstanding Voting Securities of which are owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such
Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity a majority of whose outstanding partnership or similar ownership interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and
(iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

     "Swap Agreement" shall mean any financial agreement designed to manage the
Company's exposure to fluctuations in interest rates or credit conditions, currency exchange rates or commodity prices, including, without limitation, swap agreements, option agreements, cap agreements, floor agreements, collar agreements, credit swaps and forward purchase agreements.

     "Tax Event" means that the Company and, if any Preferred Securities remain outstanding, the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United
States or any political subdivision or taxing authority thereof or therein, or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the original issuance of the Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the
Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company (assuming the Company is organized under the laws of any state of the United States or the District of Columbia), in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Trust" shall mean James River Capital Trust I, a Delaware statutory trust established by the Declaration, or any other similar trust sponsored by the
Company and created for the purpose of issuing its securities in connection with the issuance of Securities under this Indenture.

     "Trustee" shall mean the Person identified as "Trustee" in the first paragraph hereof, and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

                                        7

     "Trust Securities" shall mean the Common Securities and the Preferred
Securities of the Trust.

     "Voting Securities" mean shares, interests, participations or other equivalents in the equity (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or their equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                   ARTICLE II
                                   SECURITIES

     SECTION 2.01 Principal Amount; Maturity.

     The Company may issue up to $7,217,000 aggregate principal amount of the
Securities. The Securities shall mature on May 15, 2034; provided that the
Company may redeem the Securities prior to their Stated Maturity in accordance with Article XIV.

     SECTION 2.02 Form of Securities.

     The Securities shall be substantially in the form of Exhibit A hereto.
Definitive Securities shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as conclusively evidenced by their execution of such Securities. The Securities shall be issued in registered form only. Principal of, premium, if any, and interest on the
Securities issued in registered form will be payable, the transfer of such
Securities will be registrable and such Securities will be exchangeable for
Securities bearing identical terms and provisions at the office or agency of the
Trustee in Wilmington, Delaware; provided, however, that payment of interest on an Interest Payment Date may be made at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the
Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto, while payments due at Stated Maturity or earlier redemption will be made by the Company in same-day funds against presentation and surrender of the related Securities. Notwithstanding the foregoing, so long as the Holder of any Securities is the Institutional Trustee, the payment of the principal of, premium, if any, and interest (including Compound Interest and
Additional Interest, if any) on such Securities held by the Institutional
Trustee will be made by the Company in same-day funds at such place and to such account as may be designated by the Institutional Trustee.

     SECTION 2.03 Form of Trustee's Certificate of Authentication.

     The Trustee's Certificate of Authentication on all Securities shall be in substantially the following form:

                                        8

     This is one of the Securities referred to in the within-mentioned
Indenture.

     Wilmington Trust Company, as Trustee

     By:
         --------------------------------
     Authorized Signatory

     SECTION 2.04 Authentication and Dating.

     At any time and from time to time after the execution and delivery of this
Indenture, the Company may deliver Securities not in excess of $7,217,000 aggregate principal amount to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by its Chairman of the Board of Directors (if an executive officer), President or one of its Vice Presidents and by its
Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary,
without any further action by the Company hereunder. In authenticating such
Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and
(subject to Section 6.01) shall be fully protected in relying upon, a copy of any Board Resolution or Resolutions relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company.

     SECTION 2.05 Date and Denomination of Securities.

     The Securities shall be issuable in fully registered form without coupons and in minimum denominations of $100,000 and any multiple of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee, as conclusively evidenced by the execution and authentication thereof.

     Every Security shall be dated the date of its authentication and shall bear interest, if any, from such date. The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment
Date shall be paid to the Person in whose name said Security (or one or more
Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security or portion thereof is called for redemption and the redemption date (i) falls after an Interest Payment Date, then interest on such Security payable on such
Interest Payment Date shall be paid to the Holder on the related regular record date or (ii) is subsequent to a regular record date with respect to any Interest
Payment Date and prior to such Interest Payment Date, then interest on such
Security payable on such redemption date shall be paid upon presentation and surrender of such Security as provided in Section 3.01.

     Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for any Security (herein called
"Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant regular record date by virtue of having been such Holder, and such
Defaulted Interest shall be paid by the Company, at its election, as provided in clause (i) or clause (ii) below:

                                       9

          (i) The Company may make payment of any Defaulted Interest on
     Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the
     Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted
     Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the
     Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such
     Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted
     Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (ii).

          (ii) The Company may make payment of any Defaulted Interest on any
     Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustees of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     The term "regular record date" shall mean the fifteenth calendar day
(whether or not a Business Day) preceding an Interest Payment Date.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

     SECTION 2.06 Execution of Securities.

     The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors (if an executive officer), President or one of its Vice Presidents and by the manual or facsimile signature of its Treasurer, one of its Assistant Treasurers,
Secretary or one of its Assistant Secretaries, by facsimile or otherwise, and which need not be attested. Only such Securities as shall bear thereon a
Certificate of Authentication substantially in the form hereinbefore recited, executed by the Trustee or the Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid

                                       10

or obligatory for any purpose. Such certificate by the Trustee or the
Authenticating Agent upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the
Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee or the Authenticating
Agent, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such
Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     SECTION 2.07 Exchange and Registration of Transfer of Securities.

     Securities may be exchanged for a like aggregate principal amount of
Securities of other authorized denominations. Securities to be exchanged may be surrendered at the Principal Office of the Trustee or at any office or agency to be maintained by the Company for such purpose as provided in Section 3.02, and the Company or the Trustee shall execute and register and the Trustee or the
Authenticating Agent shall authenticate and deliver in exchange therefor the
Security or Securities which the Securityholder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any
Security at the principal office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in Section 3.02, the Company or the Trustee shall execute and register and the Trustee or the Authenticating
Agent shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities for a like aggregate principal amount.
Registration or registration of transfer of any Security by the Trustee or by any agent of the Company appointed pursuant to Section 3.02, and delivery of such Security, shall be deemed to complete the registration or registration of transfer of such Security.

     The Company or the Trustee shall keep, at the designated corporate trust office of the Trustee, a register for the Securities issued hereunder (the
"Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company or the Trustee shall register ownership and transfer of ownership of all Securities and shall register the transfer of all Securities as in this Article II provided. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

     All Securities presented for registration of transfer or for exchange shall
(if so required by the Company, the Trustee or the Authenticating Agent) be duly endorsed, or be accompanied, by a written instrument or instruments of transfer in form satisfactory to the Company and either the Trustee or the Authenticating
Agent duly executed by, the Holder of such Security or his attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                                       11

     Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Security for a period of 15 days preceding the date of mailing of a notice of redemption of Securities, or (b) any Securities selected, called or being called for redemption in whole or in part, except in the case of any Securities to be redeemed in part, the portion thereof not to be so redeemed.

     Notwithstanding the foregoing, Securities may not be transferred prior to the Resale Restriction Termination Date except in compliance with the legend set forth below, unless otherwise determined by the Company in accordance with applicable law, which legend shall be placed on each Security:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER
APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR
UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST
OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY
BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR
PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (i) TWO YEARS (OR
SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES
ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE
LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER
THE SECURITIES ACT) OF THE COMPANY WAS THE HOLDER OF THIS SECURITY OR SUCH
INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (ii) SUCH LATER DATE,
IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A)
TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE
144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL
BUYER", AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE
ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE
TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION
FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN "ACCREDITED
INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3), (7) OR (8) OF
RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH
INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN
ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR
OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE
SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR
OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO ANOTHER AVAILABLE

                                       12

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO
THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(C) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION
AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A
COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY OR
ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS
THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

     THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS
ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND
WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT
OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN
ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S
INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY
ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS
SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER
U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60,
91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING
OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION
406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR
HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR
PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND
HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (i) IT IS NOT AN
EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO
WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING
ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY
USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE,
OR (ii) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION
UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO
APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER
TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED
BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.

                                       13

     THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM
DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY
ATTEMPTED TRANSFER OF THIS SECURITY IN DENOMINATIONS OF LESS THAN $100,000 SHALL
BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED
TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST
OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE
RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND
SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS
SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

     SECTION 2.08 Mutilated, Destroyed, Lost or Stolen Securities.

     In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its request the
Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated
Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case, the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company.
Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated
Security) if the applicant for such payment shall furnish to the Company and the
Trustee such security or indemnity as may be reasonably required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

     Every substituted Security issued pursuant to the provisions of this
Section 2.08 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. All
Securities shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                                       14

     SECTION 2.09 Temporary Securities.

     Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (typed, printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive
Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.
Every such temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay the Company will execute and deliver to the Trustee or the
Authenticating Agent definitive Securities and thereupon any or all temporary
Securities may be surrendered in exchange therefor, at the Principal Office of the Trustee or at any office or agency maintained by the Company for such purpose as provided in Section 3.02, and the Trustee or the Authenticating Agent
shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of such definitive Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the
Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

     SECTION 2.10 Cancellation of Securities Paid, etc.

     All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any Paying
Agent, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Securities cancelled by any Authenticating Agent shall be delivered to the Trustee. The
Trustee shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

     SECTION 2.11 Interest.

     (a) Each Security will bear interest at the then applicable Interest Rate for each Interest Payment Period until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the then applicable Interest Rate ("Compound Interest"), compounded quarterly, payable quarterly in arrears on February 15, May 15, August 15 and
November 15 of each year, commencing on August 15, 2004 (each, an "Interest
Payment Date"), to the Person in whose name such Security or any Predecessor
Security is registered at the close of business on the relevant record date, which will be the fifteenth calendar day preceding the relevant Interest Payment
Date, except as otherwise provided pursuant to the provisions of Section 2.12.

                                       15

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days elapsed in such Interest
Payment Period. In the event that any Interest Payment Date is not a Business
Day, then payment of interest payable on such date will be made on the next
Business Day (and without any interest or other payment in respect of any such delay), except that, if such next Business Day is in the next succeeding calendar year, such payment shall be made on the preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

     (c) If, at any time while the Institutional Trustee is the Holder of any
Securities, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional
Interest") on the Debentures held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     (d) All percentages resulting from any calculations on the Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g.,
7.553455% (or .07553455) being rounded to 7.55346% (or .0755346)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     (e) On each Determination Date, the Calculation Agent will calculate, and will give notice in writing to the Company and the Paying Agent, of the applicable Interest Rate for the related Interest Payment Period and shall give such notice in writing to any Holder of Securities that so requests. Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable Interest Rate for any Interest Payment Period will be final and binding. The Company shall, from time to time, provide any necessary information to the Paying Agent relating to any original issue discount and interest on the Securities that is included in any payment and reportable for taxable income calculation purposes.

     SECTION 2.12 Deferral of Interest Payments.

     (a) So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest for a period
(each of which periods shall end on an Interest Payment Date, each a "Deferral
Period"); provided, that (i) no Deferral Period may exceed 20 consecutive quarterly periods and (ii) no Deferral Period may extend beyond the Stated
Maturity or the earlier redemption of the Securities. No interest shall be due and payable during a Deferral Period. To the extent permitted by applicable law, interest, the payment of which has been deferred during a Deferral Period pursuant to this Section 2.12, will bear interest thereon at the applicable
Interest Rate compounded quarterly for each quarter of any Deferral Period. At the end of each Deferral Period, the Company shall pay all interest, including any Additional Interest and Compound Interest (collectively, "Deferred
Interest"), accrued and

                                       16

unpaid on the Debentures that shall be payable to the Holders in whose names the
Securities are registered in the Security Register on the record date for the first Interest Payment Date after the end of such Deferral Period. Before the termination of any Deferral Period, the Company may extend such period, provided that such period together with all such previous and further extensions within such Deferral Period shall not exceed 20 consecutive quarterly periods, or extend beyond the Stated Maturity or earlier redemption of the Securities. Upon the termination of any Deferral Period and upon the payment of all Deferred
Interest then due, the Company may commence a new Deferral Period, subject to the foregoing requirements. No interest shall be due and payable during an
Deferral Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during a Deferral Period.

     (b) If the Institutional Trustee is the only Holder of Securities at the time the Company selects an Deferral Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its
establishment or extension of such Deferral Period not later than one Business
Day before the next succeeding date on which Distributions (as defined in the
Declaration) on the Trust Securities issued by the Trust are payable. If the
Institutional Trustee is not the only Holder at the time the Company selects or extends a Deferral Period, the Company shall give the Holders of the Securities and the Trustee written notice of its selection of such Deferral Period at least ten Business Days before the next succeeding Interest Payment Date. The quarterly period in which any notice is given pursuant to this Section 2.12 shall be counted as one of the 20 quarterly periods permitted in the longest
Deferral Period permitted under this Section 2.12.

                                   ARTICLE III
                       PARTICULAR COVENANTS OF THE COMPANY

     SECTION 3.01 Payment of Principal, Premium, if any, and Interest.

     The Company covenants and agrees for the benefit of the Holders of the
Securities that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the Securities at the place, at the times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the
Security Register or by wire transfer to an account appropriately designated by the Holder of Securities entitled thereto, while payments due at Stated Maturity or earlier redemption will be made by the Company in same-day funds against presentation and surrender of the related Securities. Notwithstanding the foregoing, so long as the Holder of any Securities is the Institutional Trustee,
the payment of the principal of and interest (including Compound Interest and
Additional Interest, if any) on such Securities held by the Institutional
Trustee will be made by the Company in same-day funds at such place and to such account as may be designated by the Institutional Trustee.

     SECTION 3.02 Offices for Notices and Payments, etc.

     So long as any of the Securities remains outstanding, the Company will maintain in Wilmington, Delaware or Chapel Hill, North Carolina, an office or agency where the Securities may be presented for payment, where the Securities may be presented for registration of transfer and for exchange as in this
Indenture provided and where notices and demands to or upon the

                                       17

Company in respect of the Securities or this Indenture may be served. The
Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Trustee. In case the Company shall fail to maintain any such office or agency in Wilmington, Delaware or Chapel Hill, North Carolina, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the designated corporate trust office of the Trustee.

     In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside Wilmington, Delaware or Chapel
Hill, North Carolina where the Securities may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the
Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in Wilmington, Delaware or Chapel Hill, North
Carolina, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

     SECTION 3.03 Appointments to Fill Vacancies in Trustee's Office.

     The Company, whenever necessary to avoid or fill a vacancy in the office of
Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.04 Provisions as to Paying Agent.

     (a) If the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities (the "Paying Agent"), it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04:

               (1) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest, if any, on, the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the
     Holders of the Securities; and

               (2) that it will give the Trustee notice of any failure by the
     Company (or by any other obligor on the Securities) to make any payment of the principal of, and premium, if any, or interest, if any, on, the
     Securities when the same shall be due and payable.

     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest, if any, on the Securities, set aside, segregate and hold in trust for the benefit of the
Holders of the Securities a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the
Securities)

                                       18

to make any payment of the principal of, and premium, if any, or interest, if any, on, the Securities when the same shall become due and payable.

     (c) Anything in this Section 3.04 to the contrary notwithstanding, the
Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any
Paying Agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

     (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to
Sections 11.03 and 11.04.

     (e) The Company hereby appoints the Trustee as the initial Paying Agent for the Securities.

     SECTION 3.05 Certificate to Trustee.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, so long as Securities are outstanding hereunder, a certificate from the principal executive, financial or accounting officer of the Company stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default by the
Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof, all without regard to periods of grace or notice requirements.

     SECTION 3.06 Compliance with Consolidation Provisions.

     The Company will not, while any of the Securities remain outstanding, consolidate with, or merge into, or merge into itself, or sell, convey, transfer or otherwise dispose of all or substantially all of its property to any other entity unless the provisions of Article X hereof are complied with.

     SECTION 3.07 Limitations on Dividends; Etc.

     If Securities are issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred a Default or an Event of Default, (ii) the Company shall be in default under the Preferred Securities Guarantee, or (iii) the Company has
given notice of its election, pursuant to Section 2.12, to defer payments of interest on the Securities and the period of such deferral is continuing, then the Company shall not (a) declare or pay any dividend on, make any distribution or other payment with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans,
(ii) as a result of an exchange or conversion of one class or series of the
Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock

                                       19

or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any shareholders' rights plan or the redemption or repurchase of rights pursuant thereto or (v) any dividend or distribution in the form of capital stock where the rights of the capital stock being issued, or issuable pursuant to such rights, rank pari passu or junior to the capital stock as to which such dividend or distribution is paid), (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the
Securities; and (c) make any guarantee payments with respect to the foregoing
(other than pursuant to the Preferred Securities Guarantee).

     SECTION 3.08 Covenants as to the Trust.

     For so long as Trust Securities remain outstanding, the Company will (i)
maintain 100% direct or indirect ownership of the Common Securities of the
Trust; provided, however, that any permitted successor of the Company under this
Indenture may succeed to the Company's ownership of the Common Securities; (ii)
use its best efforts to cause the Trust (a) to remain a statutory trust, except in connection with a distribution of Securities to the registered holders of
Trust Securities in liquidation of the Trust, the redemption of all of the Trust
Securities of the Trust or certain mergers, consolidations or amalgamations, in each case, as permitted by the Declaration, and (b) to continue to be treated as a grantor trust, and not an association taxable as a corporation or partnership, for United States federal income tax purposes; (iii) use its best efforts to cause each registered holder of Trust Securities to be treated as owning an individual beneficial interest in the Securities; and (iv) not cause, as sponsor of the Trust, or permit, as registered holder of the Common Securities of the
Trust, the termination of the Trust, except as permitted by the Declaration.

     SECTION 3.09 Notice of Default.

     The Company shall file with the Trustee written notice of the occurrence of any Event of Default within 5 Business Days of its becoming aware of any such
Event of Default.

                                   ARTICLE IV
                SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY
                                 AND THE TRUSTEE

     SECTION 4.01 Securityholders' Lists.

     The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

     (a) on each regular record date for the Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities as of such record date; and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

                                       20

except that no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as Security registrar for the
Securities.

     SECTION 4.02 Preservation and Disclosure of Lists.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of
Securities (1) contained in the most recent list furnished to it as provided in
Section 4.01 or (2) received by it in the capacity of Securities registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

     (b) In case three or more Holders of Securities (hereinafter referred to as
"applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of
Securities with respect to their rights under this Indenture or under such
Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

               (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a)
     of this Section 4.02; or

               (2) inform such applicants as to the approximate number of
     Holders of Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within 5 days after such tender, the Trustee shall mail to such applicants, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.

     (c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and

                                       21

that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

     SECTION 4.03 Reports by Company.

     (a) The Company covenants and agrees to file with the Trustee, (i) within
15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports
(or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or (ii) if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the
Trustee the information required to be provided pursuant to Rule 144A(d)(4)
under the Securities Act.

     (b) The Company covenants and agrees to file with the Trustee and the
Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Company covenants and agrees to transmit by mail to ICONS within 5 days after the filing thereof with the Trustee, copies of all information, documents and reports filed with the Trustee.

     (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.04 Financial and Other Information Under Certain Circumstances.

     If at any time the Trust ceases to exist for whatever reason or is no longer the Holder of the Securities, the Company shall:

     (a) Deliver to each Holder (i) each report on Form 10-K and Form 10-Q prepared by Company and filed with the Commission in accordance with the
Exchange Act within 15 days after the filing thereof, (ii) if the Company is at any time neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the information required to be provided by Rule 144A(d)(4) under the Securities Act and (iii) within 30 days after the end of the fiscal year of the Company Form 1099 or such other annual U.S. federal income tax information statement required by the Internal
Revenue Code of 1986, as amended (the "Code"), containing such information with regard to the Securities held by such Securityholder as is required by the Code and the income tax regulations of the U.S. Treasury thereunder; and

     (b) If, and for so long as, ICONS, or a trustee thereof, is a Holder of the
Securities, deliver to such Holder copies of the annual and quarterly financial statements of the Company or

                                       22

its Affiliates that are filed with the insurance regulator in the State in which the Company or any such Affiliate is incorporated, promptly following their filing.

                                    ARTICLE V
                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

     SECTION 5.01 Events of Default.

     If one or more of the following events shall have occurred and be continuing, such event shall constitute an event of default hereunder (each, an
"Event of Default"):

     (a) default in the payment of any interest upon any Securities when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid deferral of an Interest Payment Period by the Company in accordance with the terms of Section 2.12 shall not constitute a default in the payment of interest for this purpose; or

     (b) default in the payment of all or any part of the principal of, or premium, if any, on, any Securities as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise; or

     (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or for all or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (f) the Trust shall have voluntarily or involuntarily dissolved or liquidated, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Securities to holders of Trust
Securities in liquidation of their interests in the Trust, (ii) the

                                       23

redemption of all of the outstanding Trust Securities of the Trust, or (iii)
certain mergers, consolidations or amalgamations, in each case, as permitted by the Declaration.

     If an Event of Default occurs and is continuing, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by
Securityholders), may declare the entire principal of, premium (if any) and accrued, but unpaid, interest on the Securities to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, provided that, if, upon an Event of Default, the Trustee or the
Holders of at least 25% in aggregate principal amount of the Securities then outstanding fail to declare the principal amount of all the Securities to be due and immediately payable, the registered holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding of the Trust shall have such right by a notice in writing to the Company and the Trustee. If an Event of Default referenced under clause (d), (e) or (f) of this Section 5.01 shall have occurred, the principal of, premium, if any, and accrued, but unpaid, interest on the Securities will automatically become immediately due and payable without further action.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of and premium, if any, on any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest then borne by the Securities, to the date of such payment or deposit)
and such amount as shall be sufficient to cover compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the
Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of or premium, if any, on Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in this Indenture, then and in every such case the Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. If the Holders of a majority in aggregate principal amount of the Securities then outstanding fail to rescind and annul such declaration and its consequences, the registered holders of a majority in aggregate liquidation amount of the Preferred Securities then outstanding of the Trust shall have such right by written notice to the Company and the Trustee, subject to the satisfaction of the conditions set forth above.

     In case the Trustee shall have proceeded to enforce any right under this
Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then

                                       24

and in every such case the Company, the Trustee, the Holders of the Securities and the registered holders of any Preferred Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee, the Holders of the Securities
and the registered holders of any Preferred Securities shall continue as though no such proceeding had been taken.

     SECTION 5.02 Payment of Securities on Default; Suit Therefor.

     The Company covenants that in case an Event of Default under Section
5.01(a), (b), (c) or (f) shall have occurred and be continuing, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities, the whole amount that then shall have become due and payable on all Securities for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by the Trust or a trustee of such trust, without duplication of any other amounts paid by the Trust or a trustee in respect thereof) upon the overdue installments of interest at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the
Securities and collect in the manner provided by law out of the property of the
Company or any other obligor on the Securities wherever situated the moneys adjudged or decreed to be payable.

     In case an Event of Default under Section 5.01(d) or (e) shall have occurred, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the
Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities, or to the creditors or property of the
Company or such other obligor, unless prohibited by applicable law and regulations, (b) to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings (or of a person performing similar functions in comparable proceedings), and (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same

                                       25

after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the
Securityholders to make such payments to the Trustee, and, in the event that the
Trustee shall consent to the making of such payments directly to the
Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the
Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the
Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the
Securities.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the
Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the
Securities parties to any such proceedings.

     SECTION 5.03 Application of Moneys Collected by Trustee.

     Any moneys collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses of collection applicable to the
Securities and compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

     Second: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article XV hereof;

     Third: To the payment of the amounts then due and unpaid upon Securities for principal of (and premium, if any) and interest on the Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference or priority of any kind, according to the amounts due on
Securities for principal (and premium, if any) and interest, respectively; and

     Fourth: The balance, if any, to the Company.

                                       26

     SECTION 5.04 Proceedings by Securityholders.

     No Holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an
Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided, and unless also the
Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee security or indemnity reasonably satisfactory to the
Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this
Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities.

     Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Security to receive payment of the principal of (and premium, if any) and interest, if any, on such Security, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such
Holder. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     If the Institutional Trustee of the Trust fails to enforce its rights under this Indenture as the Holder of Securities held as the assets of the Trust, any registered holder of Preferred Securities may, to the extent permitted by applicable law, institute legal proceedings directly against the Company to enforce such Institutional Trustee's rights under this Indenture without first instituting any legal proceedings against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, the Company and the
Trustee acknowledge that the Declaration may entitle registered holders of the
Preferred Securities of the Trust, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action (as defined therein)
with respect to any Event of Default under Section 5.01(a) or (b) and, if such registered holders are so entitled, the Company acknowledges their right to institute a Direct Action against the Company.

     SECTION 5.05 Proceedings by Trustee.

     In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in

                                       27

equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this
Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this
Indenture or by law.

     SECTION 5.06 Remedies Cumulative and Continuing.

     Except as otherwise provided in the last paragraph of Section 2.08 with respect to the replacement or payment of mutilated, lost or stolen Securities, all powers and remedies given by this Article V to the Trustee or to the
Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee, the
Holders of the Securities or any registered holder of any Preferred Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee, any Holder of any of the Securities or any registered holder of any Preferred Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Trustee or to the
Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     SECTION 5.07 Direction of Proceedings and Waiver of Defaults by Majority of
                  Securityholders.

     The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of the
Securities; provided, however, that (subject to the provisions of Section 6.01)
the Trustee shall have the right to decline to follow any such direction if the
Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders that are entitled but fail to take part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past default or Event of Default, and its consequences, except a default (a) in the payment of principal of, or premium, if any, or interest on any of the
Securities, (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected, or (c) a default of the covenants contained in Section 3.06; provided, that such waiver or modification to such waiver shall not be effective until the registered holders of a majority in aggregate liquidation amount of Preferred
Securities then outstanding of the Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Security is required, such waiver or modification to such waiver shall not be effective until each registered holder of the Preferred
Securities then outstanding of the Trust shall have consented to such waiver.
Upon any such waiver, the default

                                       28

covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the Holders of Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

     SECTION 5.08 Notice of Defaults.

     The Trustee shall, within 60 days after the occurrence of a default with respect to the Securities, mail to all Securityholders, as the names and addresses of such Holders appear upon the Security Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section
5.08 being hereby defined to be the events specified in clauses (a), (b), (c),
(d), (e) and (f) of Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of any written notice provided for therein); and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the
Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders, and provided further, that in the case of any default of the character specified in Section 5.01(c), no such notice to Securityholders shall be given until at least 60 days after the Trustee has notified the Company of such occurrence but shall be given within 90 days after such occurrence.

     SECTION 5.09 Undertaking to Pay Costs.

     All parties to this Indenture agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of
Securityholders, holding in the aggregate 10% or more in aggregate principal amount of the Securities outstanding, or to any suit instituted by any
Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security against the Company on or after the same shall have become due and payable.

     SECTION 5.10 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and

                                       29

remedy given by this Article V or by law to the Trustee or to the Holders may be
exercised from time to time, and as often as may be deemed expedient, by the
Trustee or the Holders, as the case may be.

                                   ARTICLE VI
                             CONCERNING THE TRUSTEE

     SECTION 6.01 Duties and Responsibilities of Trustee.

     With respect to the Holders of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the
Trustee shall exercise such of the rights and powers vested in it by this
Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred

                    (1) the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to the Securities as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the
     Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the
Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                                       30

     None of the provisions contained in this Indenture shall require the
Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the eligibility of affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

     SECTION 6.02 Reliance on Documents, Opinions, etc.

     Except as otherwise provided in Section 6.01:

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board
Resolution may be evidenced to the Trustee by a copy thereof certified by the
Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its selection and any advice or
Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an
Event of Default (that has not been cured or waived) to exercise with respect to
Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the
Holders of not less than a majority in principal amount of the outstanding
Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such

                                       31

investigation is, in the opinion of the Trustee, not reasonably assured to the
Trustee by the security afforded to it by the terms of this Indenture, the
Trustee may require indemnity satisfactory to the Trustee against such expense or liability as a condition to so proceeding;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent), custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the designated corporate trust office of the Trustee, and such notice references the Securities and this Indenture;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

     (k) the Trustee may request that the Company deliver an Officers'
Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an
Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

     (l) the Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or in the enforcement of any rights and powers hereunder, if the Trustee reasonably believes that it will not be adequately indemnified as provided in this
Indenture.

     SECTION 6.03 No Responsibility for Recitals, etc.

     The recitals contained herein and in the Securities (except in the
Certificate of Authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company and the Trustee and the Authenticating
Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and the
Authenticating Agent shall not be accountable for the use or application by the
Company of the proceeds of any Securities authenticated and delivered by the
Trustee or the Authenticating Agent in conformity with the provisions of this
Indenture.

                                       32

     SECTION 6.04 Trustee, Authenticating Agent, Paying Agents, Transfer Agents
                  or Registrar May Own Securities.

     The Trustee or any Authenticating Agent or any Paying Agent or any transfer agent or any Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, transfer agent or
Security registrar.

     SECTION 6.05 Moneys to be Held in Trust.

     Subject to the provisions of Section 11.04, all moneys received by the
Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the
Company or its order upon the written order of the Company, signed by the
Chairman of the Board of Directors (if an executive officer), the President, any
Vice President, the Treasurer or any Assistant Treasurer of the Company.

     SECTION 6.06 Compensation and Expenses of Trustee.

     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the
Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any amounts paid by the
Trustee to any Authenticating Agent pursuant to Section 6.13) except any such expense, disbursement or advance as may arise from its negligence or bad faith.
The Company also covenants to indemnify each of the Trustee and any predecessor
Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, liability, damages, claim, action, suit, cost or expense, including taxes (other than taxes based on the income of the
Trustee) of any kind and nature whatsoever incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder of
Securities or any other Person) of liability in the premises. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder, and shall survive the resignation or removal of the Trustee and the termination of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

                                       33

     When the Trustee incurs expenses or renders services in connection with an
Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses
(including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this
Indenture.

     SECTION 6.07 Officers' Certificate as Evidence.

     Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the
Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 6.08 Conflicting Interest of Trustee.

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to this Indenture.

     SECTION 6.09 Eligibility of Trustee.

     The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or territory thereof or of the District of Columbia or a corporation or other
Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal, State, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

                                       34

     SECTION 6.10 Resignation or Removal of Trustee.

     (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders of Securities at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of its Board of
Directors, one copy of which instrument shall be delivered to the resigning
Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Securityholders, the resigning
Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 5.09, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section
     6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months, or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the
Board of Directors, one copy of which instrument shall be delivered to the
Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The Holders of a majority in aggregate principal amount of the
Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto, in which case the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as provided in subsection (a) of this Section 6.10, may

                                       35

petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

     SECTION 6.11 Acceptance by Successor Trustee.

     Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to the Securities of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

     No successor trustee shall accept appointment as provided in this Section
6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     SECTION 6.12 Succession by Merger, etc.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee,

                                       36

and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this
Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor
Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.13 Authenticating Agents.

     There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Securities issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided, that the Trustee shall have no liability to the
Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or territory thereof or of the District of
Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by Federal, State, territorial or District of
Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.13 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.13 without the execution or filing of any paper or any further act on the part of the parties hereto or such
Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible under this Section 6.13, the
Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.13, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Securities as the names and addresses of such
Holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become

                                       37

vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

     The Company agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

                                   ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

     SECTION 7.01 Action by Securityholders.

     Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action
(including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such Holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such
Securityholders.

     If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether
Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such
Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     SECTION 7.02 Proof of Execution by Securityholders.

     Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Security
Register or by a certificate of the Security registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                                       38

     The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

     SECTION 7.03 Who Are Deemed Absolute Owners.

     Prior to due presentment for registration of transfer of any Security, the
Company, the Trustee, any Authenticating Agent, any Paying Agent, any transfer agent and any Security registrar may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat such person as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent
nor any Paying Agent nor any transfer agent nor any Security registrar shall be affected by any notice to the contrary.

     SECTION 7.04 Securities Owned by Company Deemed Not Outstanding.

     In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not the Company or any such other obligor or person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     SECTION 7.05 Revocation of Consents; Future Holders Bound.

     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Security specified in this
Indenture in connection with such action, any Holder of a Security (or any
Security issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Principal Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted
Security). Except as aforesaid any such action taken by the Holder of any
Security shall be conclusive and binding upon such Holder and upon all future
Holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

                                       39

                                  ARTICLE VIII
                            SECURITYHOLDERS' MEETINGS

     SECTION 8.01 Purposes of Meetings.

     A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by
Securityholders pursuant to any of the provisions of Article V hereof;

     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI hereof;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

     (d) to take any other action authorized to be taken by or on behalf of the
Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

     SECTION 8.02 Call of Meetings by Trustee.

     The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, in Wilmington, Delaware, or in
Chapel Hill, North Carolina, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities at their addresses as they shall appear on the Securities Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

     SECTION 8.03 Call of Meetings by Company or Securityholders.

     In case at any time the Company pursuant to a resolution of the Board of
Directors, or the Holders of at least 10% in aggregate principal amount of the
Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in said Borough of Manhattan, The City of New York, or Wilmington, Delaware for
such meeting and may call such meeting to take any action authorized in Section
8.01, by mailing notice thereof as provided in Section 8.02.

                                       40

     SECTION 8.04 Qualifications for Voting.

     To be entitled to vote at any meeting of Securityholders a person shall (a)
be a Holder of one or more Securities or (b) a person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only persons who shall be entitled to be present or to speak at any meeting of
Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 8.05 Regulations.

     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of
Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chair of the meeting, unless the meeting shall have been called by the Company or by
Securityholders as provided in Section 8.03, in which case the Company or the
Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chair and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     Subject to the provisions of Section 7.04, at any meeting of
Securityholders, each Holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any
Security challenged as not outstanding and ruled by the chair of the meeting to be not outstanding. The chair of the meeting shall have no right to vote other than by virtue of Securities held by him or her or instruments in writing as aforesaid duly designating him or her as the person to vote on behalf of other
Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     SECTION 8.06 Voting.

     The vote upon any resolution submitted to any meeting of Holders of
Securities shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chair of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or

                                       41

more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02.
The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chair and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

     SECTION 9.01 Supplemental Indentures without Consent of Securityholders.

     The Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect applicable to indentures qualified thereunder), without the consent of the Securityholders, for one or more of the following purposes:

     (a) to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company pursuant to Article X hereof;

     (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of Securities as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth;
provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not adversely affect the interests of the Holders of the Securities in any material respect;

     (d) to add to, delete from, or revise the terms of Securities, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Securities; provided, that no such action shall adversely affect the interests of Holders of outstanding Securities;

     (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities and to add to or change any of the provisions of

                                       42

this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;

     (f) to make any change that does not adversely affect the rights of any
Securityholder in any material respect; or

     (g) to provide for the issuance of and establish the form and terms and conditions of the Securities, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture, or to add to the rights of the Holders of Securities.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
9.01 may be executed by the Company and the Trustee without the consent of the
Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

     SECTION 9.02 Supplemental Indentures with Consent of Securityholders.

     With the consent (evidenced as provided in Section 7.01) of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust
Indenture Act then in effect applicable to indentures qualified thereunder) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of the
Holders of each Security, (i) change the Stated Maturity of any such Security, or reduce the rate (or change the manner of calculation of the rate) or change any date on which interest thereon is payable, or reduce the principal amount thereof or any premium thereon, or change any redemption or repayment date or period or price, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the
Securities, or impair or affect the right of any Securityholder to institute suit for payment thereof, (ii) reduce the aforesaid percentage of Securities the
Holders of which are required to consent to any such supplemental indenture or
(iii) otherwise materially and adversely affect the interests of the Holders of any such Security; provided, further, that if the Securities are held by the
Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the registered holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such supplemental indenture;
provided further, that if the consent of the Holder of each outstanding Security is required, such supplemental indenture shall not be effective until each registered holder of the Trust Securities shall have consented to such supplemental indenture.

                                       43

     Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders (and holders of Trust Securities as provided in this Section 9.02) as aforesaid, the
Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the
Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this
Article is authorized or permitted by, and conforms to, the terms of this
Article and that it is proper for the Trustee under the provisions of this
Article to join in the execution thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, to be prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the
Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION 9.03 Notation on Securities.

     Securities authenticated and delivered after the execution of any supplemental indenture affecting the Securities pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the
Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this
Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating
Agent and delivered in exchange for the Securities then outstanding.

     SECTION 9.04 Evidence of Compliance of Supplemental Indenture to be
                  Furnished Trustee.

     The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

                                       44

                                    ARTICLE X
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     SECTION 10.01 Company May Consolidate, etc., on Certain Terms.

     Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person
(whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Company, or its successor or successors, as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Company or its successor or successors, as the case may be) authorized to acquire and operate the same; provided, that (a) the Company is the surviving entity, or the entity formed by or surviving any such consolidation or merger (if other than the
Company) or to which such sale, conveyance, transfer or lease of property is made is a corporation, partnership, trust or other entity organized and existing under the laws of the United States or any State thereof, the District of
Columbia, Bermuda or the Cayman Islands, (b) if the Company is not the surviving entity, upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the
Securities according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by the surviving entity, by supplemental indenture (which shall conform to the provisions of the Trust
Indenture Act as then in effect applicable to indentures qualified thereunder)
satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property, as the case may be, (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default shall have occurred and be continuing, and (d) such consolidation, merger, sale, conveyance, transfer or lease is permitted under the Declaration and Preferred Securities Guarantee and does not give rise to any breach or violation of the Declaration or Preferred
Securities Guarantee.

     SECTION 10.02 Successor Entity to be Substituted for Company.

     In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the
Company, such successor entity shall succeed to and be substituted for the
Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the
Authenticating Agent; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this
Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Securities which

                                       45

previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any
Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the
Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Indentures had been issued at the date of the execution hereof.

     SECTION 10.03 Opinion of Counsel to be Given Trustee.

     The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, conveyance or transfer, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this Article X.

                                   ARTICLE XI
                     SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 11.01 Discharge of Indenture.

     When (a) the Company shall deliver to the Trustee for cancellation all
Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) and not theretofore cancelled or (b) all the
Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, immediately available funds sufficient to pay at maturity or upon redemption all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section
2.08) not theretofore cancelled or delivered to the Trustee for cancellation, including principal of, premium, if any, and interest (including Compound
Interest and Additional Interest, if any) due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of, and premium, if any, or interest on the Securities (1) theretofore repaid to the Company in accordance with the provisions of Section 11.04, or (2) paid to any State or to the
District of Columbia pursuant to its unclaimed property or similar laws, and if, in either case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, except that the provisions of Sections 2.05, 2.07, 2.08, 3.01,
3.02, 3.04, 6.06, 6.10 and 11.04 hereof shall survive until such Securities shall mature and be paid. Thereafter, Sections 6.06 and 11.04 shall survive, and the Trustee, on demand of the Company accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this
Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

                                       46

     SECTION 11.02 Deposited Moneys to be Held in Trust by Trustee.

     Subject to the provisions of Section 11.04, all moneys deposited with the
Trustee pursuant to Sections 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

     SECTION 11.03 Paying Agent to Repay Moneys Held.

     Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent of the Securities (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 11.04 Return of Unclaimed Moneys.

     Any moneys deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, and premium, if any, or interest on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of, and premium, if any, or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on written demand; and
the Holder of any of the Securities shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease.

                                   ARTICLE XII
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

     SECTION 12.01 Indenture and Securities Solely Entity Obligations.

     No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any
Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, partner, officer or director, as such, past, present or future, of the Company or of any successor entity of the Company, either directly or through the Company or any successor entity of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this
Indenture and the issue of the Securities.

                                       47

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     SECTION 13.01 Successors.

     All the covenants, stipulations, promises and agreements in this Indenture contained by the Company and Trustee shall bind its successors and assigns whether so expressed or not.

     SECTION 13.02 Official Acts by Successor Entity.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the
Company shall and may be done and performed with like force and effect by the like board, committee or officer of any entity that shall at the time be the lawful sole successor of the Company.

     SECTION 13.03 Surrender of Company Powers.

     The Company by instrument in writing executed by authority of at least 2/3
(two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor entity.

     SECTION 13.04 Addresses for Notices, etc.

     Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of
Securities on the Company may be given or served by being deposited postage prepaid by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to the
Company, 1414 Raleigh Road, Suite 415, Chapel Hill, NC 27517, Attention: Michael
Oakes. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, addressed to the Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market
Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust
Administration.

     SECTION 13.05 Governing Law.

     THIS INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS
OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL
OBLIGATIONS LAW).

     SECTION 13.06 Submission to Jurisdiction.

     The Company and the Trustee each irrevocably and unconditionally submits to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts of the United States located in the Borough of Manhattan, The
City of New York (and any courts having jurisdiction over appeals therefrom) in respect of any action, suit or proceeding arising

                                       48

out of this Indenture or the Securities or any of the transactions contemplated thereby and waives to the extent permitted by law any objection to venue in respect thereof (based on inconvenient forum or otherwise). Unless the Company or the Trustee, as the case may be, maintains a registered agent in the State of
New York, each such party agrees that process in any such suit may be served by mailing the relevant process, by registered or certified mail, return receipt requested, to the address of such party then specified pursuant to Section
13.04.

     SECTION 13.07 Evidence of Compliance with Conditions Precedent.

     Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of
Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that such Opinion of
Counsel shall not be required in connection with the authentication by the
Trustee of the Securities authorized in this Indenture.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 13.08 Table of Contents, Headings, etc.

     The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 13.09 Execution in Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.10 Separability.

     In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                                       49

                                   ARTICLE XIV
                            REDEMPTION OF SECURITIES

     SECTION 14.01 Optional Redemption.

     The Securities are redeemable prior to their Stated Maturity at the option of the Company (i) in whole or in part, from time to time, on or after May 15,
2009 on an Interest Payment Date or (ii) at any time prior to May 15, 2009, in whole but not in part, upon the occurrence and continuation of a Special Event, in either case at a redemption price (the "Redemption Price") equal to 100% of the principal amount thereof, plus unpaid interest thereon (including Additional
Interest and Compound Interest, if any) accrued to the date of redemption;
provided, (i) that the Company may not exercise its option to redeem with respect to a Special Event unless it fixes, not later than 90 days after the occurrence of such Special Event, a date for redemption and mails a notice thereof to Holders pursuant to Section 14.02 and (ii) that the Company may not exercise its option to redeem with respect to a Special Event unless it pays a premium, in addition to the Redemption Price, in cash equal to the product of
(y) 100% of the outstanding principal amount of such Security, and (z) the percentage specified below for the applicable date of redemption:

Redemption During the 12-Month
   Period Beginning May 15,      Percentage of Principal Amount
------------------------------   ------------------------------
             2004                              5%
             2005                              4%
             2006                              3%
             2007                              2%
             2008                              1%
      2009 and thereafter                      0%

     SECTION 14.02 Notice of Redemption; Selection of Securities.

     In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities in accordance with their terms, it shall fix a date for redemption and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the
Holders of Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register, with a copy to the
Trustee. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     Each such notice of redemption shall identify the Securities to be redeemed, specify the date fixed for redemption, the redemption price and premium, if any, at which Securities are to

                                       50

be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Securities are to be redeemed the notice of redemption shall specify the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such
Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

     Prior to 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price and premium, if any, together with accrued interest to the date fixed for redemption.

     If the Securities are to be redeemed, the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Securities to be redeemed and, in the case of a partial redemption, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof (in integral multiples of $1,000) to be redeemed.

     SECTION 14.03 Payment of Securities Called for Redemption.

     If notice of redemption has been given as provided in Section 14.02, the
Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated
in such notice at the applicable redemption price and premium, if any, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price and premium, if any, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such
Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price and premium (if any), together with interest accrued thereon to the date fixed for redemption.

     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations, in principal amount equal to the unredeemed portion of the
Security so presented.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and any premium on such Security shall, until paid, bear interest from the date fixed for redemption at the rate prescribed therefor in the Security.

                                       51

                                   ARTICLE XV
                           SUBORDINATION OF SECURITIES

     SECTION 15.01 Agreement to Subordinate.

     The Company covenants and agrees, and each Holder of Securities issued hereunder, by such Securityholder's acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this
Article XV; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal of, premium, if any, and interest (including Compound Interest and Additional Interest, if any) on all
Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and rank pari passu and equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise, in each case whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.

     SECTION 15.02 Default on Senior Indebtedness.

     No payment may be made of the principal of, premium, if any, or interest on the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities, at any time when (i) there is a default, after giving effect to any applicable grace period, in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior
Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) the maturity of any Senior Indebtedness of the
Company has been accelerated because of a default and such acceleration has not been rescinded or canceled and such Senior Indebtedness has not been paid in full.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior
Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

     SECTION 15.03 Liquidation; Dissolution; Bankruptcy.

     Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-

                                       52

up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with their terms, before any payment is made by the Company on account of the principal or interest (including Compound Interest and Additional Interest, if any) on the
Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the
Company of any kind or character, whether in cash, property or securities, which the Securityholders or the Trustee would be entitled to receive from the
Company, except under the provisions of this Article XV, shall be paid by the
Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the
Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, in each case, for application to the payment of all Senior
Indebtedness of the Company remaining unpaid to the extent necessary to pay such
Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article XV, the words "cash, property or securities"
shall not be deemed to include (a) shares of stock of the Company as reorganized or readjusted, or (b) securities of the Company or any other entity provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the Securities to the payment of all Senior Indebtedness of the Company that may at the time be outstanding, provided, in each case, that (i) all Senior
Indebtedness of the Company is assumed by the new entity, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another entity or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.03 if such other Person shall, as a part of such

                                       53

consolidation, merger, conveyance or transfer, comply with the conditions stated
in Article X of this Indenture. Nothing in Section 15.02 or in this Section
15.03 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 6.06 of this Indenture.

     SECTION 15.04 Subrogation of Securityholders.

     Subject to the payment in full of all Senior Indebtedness of the Company, the Securityholders shall be subrogated to the rights of the holders of the
Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to the Senior
Indebtedness until all amounts owing on the Securities shall be paid in full;
and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Trustee would be entitled except under the provisions of this Article XV, and no payment over pursuant to the provisions of this
Article XV to or for the benefit of the holders of such Senior Indebtedness by
Securityholders or the Trustee, shall, as between the Company, its creditors
(other than holders of Senior Indebtedness of the Company), and the Holders of
the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article
XV are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of such
Senior Indebtedness, on the other hand.

     Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors (other than the holders of Senior Indebtedness of the Company), and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest (including Compound Interest and Additional
Interest, if any) on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the
Company, as the case may be, nor shall anything herein or therein prevent the
Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Article VI of this
Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the
Trustee or to the Securityholders, for the purposes of ascertaining (i) the
Persons entitled to participate in such payment or distribution, (ii) the holders of Senior Indebtedness and other indebtedness of the Company, (iii) the amount of any payment or distribution made or payable to any such Persons, and
(iv) all other facts pertinent thereto or to this Article XV in connection therewith.

                                       54

     SECTION 15.05 Trustee to Effectuate Subordination.

     Each Securityholder by such Securityholder's acceptance thereof authorizes and directs the Trustee on such Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XV and appoints the Trustee such Securityholder's attorney-in-fact for any and all such purposes.

     SECTION 15.06 Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XV. Notwithstanding the provisions of this Article XV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XV, unless and until a Responsible Officer shall have received written notice thereof from the Company or a holder or holders of
Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 15.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose
(including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two
Business Days prior to such date.

     The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior
Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior
Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the
Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such
Person under this Article XV, and, if such evidence is not furnished, the
Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 15.07 Rights of the Trustee; Holders of Senior Indebtedness.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                                       55

     Nothing in this Article XV shall apply to claims of, or payments to, the
Trustee under or pursuant to Section 6.06.

     With respect to the holders of Senior Indebtedness of the Company, the
Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this
Article XV or otherwise.

     SECTION 15.08 Subordination May Not Be Impaired.

     No right of any present or future holder of any Senior Indebtedness of the
Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the
Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the Holders of the Securities to the holders of such Senior
Indebtedness do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such
Senior Indebtedness, or otherwise amend or supplement in any manner such Senior
Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such
Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

     Wilmington Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                                       56

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers or agents thereunto duly authorized, all as of the day and year first above written.

                                           JAMES RIVER GROUP, INC.
Attest:

/s/ Judy D. Young                          By: /s/ Michael Oakes
----------------------------------------       ---------------------------------
Name: Judy D. Young                            Name: Michael Oakes
Title: Corporate Secretary                     Title: Chief Financial Officer

                                           WILMINGTON TRUST COMPANY,
                                           as Trustee

                                           By: /s/ illegible
                                               ---------------------------------
                                               Name:
                                               Title:

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